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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 of Wyndham International, Inc., (No. 333-85029) of our report dated February 27, 1998, relating to the financial statements of CHC International Inc. Hospitality Division, as of November 30, 1996 and 1997 and for each of the years ended November 30, 1995, 1996 and 1997 included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated April 20, 1998.

                                          /S/ PRICEWATERHOUSECOOPERS LLP

Miami, Florida
November 5, 1999